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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 22, 2000


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                         INTERNATIONAL HOME FOODS, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                      0-9859                  13-3377322
       (State or other          (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

   100 NORTHFIELD STREET
   GREENWICH, CONNECTICUT
    (Address of principal                                          06830
      executive offices)                                         (Zip code)


       Registrant's telephone number, including area code: (203) 622-6010


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     On June 23, 2000, International Home Foods, Inc. (the "Company") and ConAgra, Inc. ("ConAgra") announced that they had entered into a definitive merger agreement pursuant to which ConAgra will acquire the Company (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, stockholders of the Company will receive a targeted value of $22.00 per share of common stock, half of which will be paid in cash and half of which will be paid in ConAgra common stock. The number of shares of ConAgra common stock to be received is based upon an exchange ratio that is subject to limited adjustment and is initially established at .55 of a share of ConAgra common stock per each share of common stock of the Company. Under the terms of the Merger Agreement, adjustments to the exchange ratio are subject to a "collar" that adjusts based on the average closing price of ConAgra common stock for the 10 trading days prior to the 5th trading day prior to the closing of the merger. The "collar" provides an adjustment limit of between .5 and .61 of a share of ConAgra common stock with the exchange ratios being .61 if the average closing price of ConAgra common stock is $18.00 or less and .5 if such average closing price is $22.00 or more. ConAgra and the Company's stockholders respectively bear the market risk of the average closing price being an amount outside of the adjustment provisions of the "collar."

     The proposed merger is subject to approval by holders of a majority in interest of the Company's outstanding common stock. In connection with the Merger Agreement, C. Dean Metropoulos, the Company's chairman and chief executive officer, and certain investment partnerships controlled by Hicks, Muse, Tate & Furst Incorporated, entered into agreements to vote in favor of the proposed merger transaction (the "Stock Voting Agreements"). Such parties collectively hold approximately 43% of the Company's outstanding common stock. In addition, the proposed merger is subject to clearance or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Competition Act (Canada), the Mexican Federal Economic Competition Law, and the satisfaction of other customary closing conditions.

     In connection with the Merger Agreement, ConAgra and Mr. Metropoulos and the Hicks Muse investment partnerships entered into a Registration Rights Agreement (the "Registration Rights Agreement") granting such stockholders certain registration rights with respect to the shares of ConAgra common stock to be received by them pursuant to the proposed merger.

     The foregoing summary is qualified in its entirety by reference to the Merger Agreement, the Registration Rights Agreement, the press release announcing the proposed merger and the Stock Voting Agreements, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

     2.1  --   Agreement and Plan of Merger, dated as of June 22, 2000, among
               ConAgra, Inc., CAG Acquisition Sub, Inc. and International Home
               Foods, Inc.*

     2.2  --   Registration Rights Agreement, dated as of June 22, 2000, by and among ConAgra, Inc. and the other parties signatory thereto.*

     2.3  --   Stock Voting Agreement, dated as of June 22, 2000, by and between
               Hicks, Muse, Tate & Furst Equity Fund III, L.P., ConAgra, Inc., and International Home Foods, Inc.*


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     2.4  --   Stock Voting Agreement, dated as of June 22, 2000, by and between
               HM3/IH Partners, L.P., ConAgra, Inc., and International Home Foods, Inc.*

     2.5  --   Stock Voting Agreement, dated as of June 22, 2000, by and between
               HM3 Coinvestors, L.P., ConAgra, Inc., and International Home
               Foods, Inc.*

     2.6  --   Stock Voting Agreement, dated as of June 22, 2000, between C.
               Dean Metropoulos, ConAgra, Inc. and International Home Foods,
               Inc.*

     99.1 --   Press release dated June 23, 2000.*

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*    Filed herewith.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                INTERNATIONAL HOME FOODS, INC.



                                                By: /s/ JAMES A. KRAUSE
                                                   -----------------------------
                                                Name:  James A. Krause
                                                Title: Vice President

Date: June 23, 2000
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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                 EXHIBIT TITLE
-------                                -------------
2.1     --     Agreement and Plan of Merger, dated as of June 22, 2000, among
               ConAgra, Inc., CAG Acquisition Sub, Inc. and International Home
               Foods, Inc.

2.2     --     Registration Rights Agreement, dated as of June 22, 2000, by and among ConAgra, Inc. and the other parties signatory thereto.

2.3     --     Stock Voting Agreement, dated as of June 22, 2000, by and between
               Hicks, Muse, Tate & Furst Equity Fund III, L.P., ConAgra, Inc.,
               and International Home Foods, Inc.

2.4     --     Stock Voting Agreement, dated as of June 22, 2000, by and between
               HM3/IH Partners, L.P., ConAgra, Inc., and International Home
               Foods, Inc.

2.5     --     Stock Voting Agreement, dated as of June 22, 2000, by and between
               HM3 Coinvestors, L.P., ConAgra, Inc., and International Home
               Foods, Inc.

2.6     --     Stock Voting Agreement, dated as of June 22, 2000, between C.
               Dean Metropoulos, ConAgra, Inc. and International Home Foods,
               Inc.

99.1    --     Press release dated June 23, 2000.